Exhibit 10.1

PURSUANT TO ITEM 601(b)(10) OF REGULATION S-K, CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH ASTERISKS [***] AS THE IDENTIFIED CONFIDENTIAL PORTIONS ARE BOTH NOT MATERIAL AND ARE THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (as amended from time to time, this “Agreement”) is made and entered into as of the 22nd day of September, 2026, by and between Getty Leasing, Inc., a Delaware corporation (“Buyer”), and jointly and severally, Refuel Operating Company, LLC, a Delaware limited liability company, and Blue Horseshoe 2, LLC, a South Carolina limited liability company (collectively, “Seller”).

RECITALS

A.
Seller is the owner of the real property as indicated on the “Property List”, attached hereto as Exhibit A, and operates each Property (as defined below) as a convenience and gas station facility.
B.
Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Properties, in accordance with the terms and conditions of this Agreement.
C.
Simultaneously with the Closing (as defined below), Seller (also referred to herein as “Tenant”), has agreed to (i) lease the respective Properties from Buyer pursuant to four (4) Unitary Net Lease Agreements to be entered into between Buyer and Tenant at Closing, and (ii) [***].

In consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

Effective Date: September 22, 2026.

Property: (A) Each of those certain forty-one (41) tracts of real property located as described on Exhibit A attached hereto, together with (i) all rights and appurtenances pertaining to such real property, including any easements, and all rights in and to adjacent streets, alleys and rights-of-way, (ii) any and all water, water rights or similar rights or privileges (including tap rights) appurtenant to or used in connection with the ownership or operation of such real property, and (iii) all zoning, conditional use, variances, waivers, and planning approvals related to the ownership, operation, and, to the extent issuable to or in the name of Seller, possible future development, expansion, redevelopment of such real property (all of the foregoing being hereinafter collectively referred to as the “Real Property”); and

(B) All improvements, structures and fixtures constructed and situated on the Real Property as of the Closing Date, together with all parking areas, loading docks and similar facilities, landscaping and other improvements, structures and fixtures (all of the foregoing being hereinafter collectively referred to as the “Improvements”); and

(C) All above ground fixed equipment (e.g., built-in refrigeration systems, built-in kitchen fixtures), machinery, heating, plumbing, ventilation and air conditioning systems and equipment, carpet, tile, floor coverings, sprinkler systems, telephone systems, audio systems, permanently affixed to any of the Real Property, along with Seller’s interest as lessee in any such equipment rented or leased by Seller, to the extent approved by Buyer (all of the foregoing being hereinafter collectively referred to as the “Fixed Equipment”); and

(D) All rights, title and interest in and to (i) to the extent approved by Buyer, all parking agreements, and any and all service and maintenance contracts and related contract rights, together with (ii) all other intangible rights which are appurtenant to any of the Real Property and/or the Improvements, including (to the extent assignable) all roof, HVAC and other warranties issued with respect to the Improvements and as pertain only to any of the Real Property and Improvements, but not otherwise, and (iii) to the extent issuable to or in the name of Seller and transferrable, all local, state and federal licensures, approvals, certifications and permits required and necessary for the operation of any of the Improvements for its current, future and intended use (all of the foregoing being hereinafter collectively referred to as the “Intangible Property”);

All of the foregoing items purchased under this Agreement, including the Real Property, Improvements, Fixed Equipment and Intangible Property, are collectively referred to as the “Properties” and any of the Properties may be referred to herein individually as a “Property”.

It is expressly understood and agreed that the term Property does not include the USTs (as defined below) or the Personal Property (as defined below).

Purchase Price: Two Hundred Sixty Million Eight Hundred Fifty-three Thousand Four Hundred Ninety-one and No/100 Dollars ($260,853,491.00), which aggregate amount is allocated among the Properties as shown on Exhibit A hereto (the respective amounts shown on Exhibit A being referred to herein as the “Allocation Amounts”).

Title Company: Fidelity National Title Insurance Company

Commonwealth Land Title Insurance Company

[***]

Business Day: Any day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of South Carolina are authorized or required by law to be closed. To the extent that any deadline or date of performance of any right or obligation set forth herein shall fall on a day other than a Business Day, then such deadline or date of performance shall automatically be extended to the next succeeding Business Day.

Exhibits: A. Properties and Allocation Amounts

B. Form of Assignment and Bill of Sale

C. Form of Lease

D. Form of Continuing Guaranty

E. Environmental Reports

F. [***]

G. [***]

2.
Sale of the Property. Subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing, all of Seller’s rights, title and interest in and to each Property, free and clear of all liens, claims and encumbrances other than Permitted Exceptions (as defined below).
3.
Exclusion of USTs and Personal Property. Notwithstanding the foregoing, or anything to the contrary in this Agreement, Buyer shall not acquire at the Closing ownership of (i) the underground storage tanks and lines and related piping and underground components of fuel storage and delivery systems (collectively, the “USTs”) located at the Property, (ii) all other fuel related equipment, including the fuel pumps and the canopies that cover them, and all car wash equipment installed within any car wash building (collectively, the “Affixed Personal Property”), and (iii) the moveable personal property (together with the Affixed Personal Property, the “Personal Property”) located at the Property, including, without limitation, moveable furniture, trade fixtures and equipment.
4.
Closing. Subject to the satisfaction or waiver of the conditions to Closing set forth in Section 6, the date (the “Closing Date”) for the closing of the transactions contemplated under this Agreement (the “Closing”) shall be fifteen (15) days after the Due Diligence Date, or such earlier date as Buyer and Seller shall mutually agree. The Closing shall be accomplished by mail and wire transfer and shall be consummated at the offices of Title Company on the Closing Date, unless otherwise agreed upon in writing by Buyer and Seller.
5.
Deeds. At the Closing, Seller shall assign, transfer and convey the Properties to Buyer by execution and delivery of special or limited warranty deeds, in each case, in customary recordable form for the jurisdiction in which the applicable Property is located (as applicable to any Property, the “Deed”).
6.
Conditions Precedent to Closing.
(a)
Buyer’s obligation to acquire the Properties is subject to the satisfaction of the following conditions as of 12:00 noon Eastern Time on the Business Day immediately preceding the Closing Date (all of which conditions shall continue to have been fully satisfied on the Closing Date), any or all of which may be expressly waived by Buyer, in writing, at its sole option:
(i)
Buyer shall not have notified Seller in writing on or prior to the Due Diligence Date that Buyer has decided to terminate the transactions contemplated by this Agreement pursuant to Section 17;
(ii)
Each of the Properties shall be free of any restrictions, defects, liens or encumbrances other than real estate taxes not yet payable and such other matters as may be approved or deemed approved by Buyer pursuant to Section 17 (collectively, the “Permitted Exceptions”);
(iii)
Seller shall have delivered a certificate, executed by an authorized officer of Seller, and upon which Buyer will rely, certifying that all representations and warranties made by Seller in Section 15 are true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date, except that (x) to the extent that any representations and warranties expressly relate to a specific calendar date, then they shall be true and correct in all material respects on and as of such specified date, and (y) to the extent that any such representations and warranties are subject to materiality qualifiers, such representations and warranties shall be true and correct in all respects on and as of the Closing Date (“Bring Down Certificate”);
(iv)
Seller shall have delivered all documents and other items required pursuant to Section 7(a) and timely performed all other covenants, undertakings and obligations required to be performed by Seller at or prior to the Closing;
(v)
there shall not have occurred and there shall not exist any event, change, set of circumstances or condition that has or that reasonably could be expected to have a material adverse effect on the Tenant, the Guarantor, the Tenant’s business at the Property, or the Property;

(vi)
there shall not have occurred a direct or indirect change of control of the Tenant except for a change of control of the Tenant resulting from (1) the merger or consolidation of Tenant with any entity, or (2) a transfer of such control to any entity which is an affiliate, subsidiary, or parent of the Tenant, and in each of the preceding circumstances, (a) the Tenant notified Buyer, (b) such change of control is not a subterfuge by the Tenant to avoid its obligations under this Agreement or the Lease, and (c) such transferee or resulting Tenant entity has a tangible net worth determined in accordance with GAAP of at least $50,000,000;

(vii)
Tenant shall have paid to Buyer the initial month’s Fixed Annual Rent (as defined in the Lease); provided, however, if the Closing Date is not the first day of the month, then Tenant shall have paid the prorated portion of Fixed Annual Rent for the initial month;
(viii)
if Tenant shall have entered into a permitted leasehold mortgage with respect to the Lease, the holder of such permitted leasehold mortgage shall have entered into a commercially reasonable agreement with Buyer setting forth the relative rights and obligations of the parties with respect to any exercise by such lender of its rights under the leasehold mortgage, which agreement shall, without limitation, require the lender to assume and discharge all liabilities and obligations of Tenant (other than those which can be performed only by the Tenant [e.g., delivery of Tenant financial information]) as a condition to the exercise of foreclosure remedies;
(ix)
the Title Company shall have irrevocably committed in writing to issue to Buyer, with respect to each of the Properties, an ALTA owner’s policy of title insurance in an amount equal to the Allocation Amount for such Property, insuring the fee simple interest of Buyer in such Property, subject only to the Permitted Exceptions and including any endorsements reasonably requested by Buyer (the “Owner’s Policies”); and
(x)
Seller shall have delivered to Buyer all Warranties, Permits, and Property Documents (if any), in the possession of Seller or Seller’s agents (including without limitation all warranties required by the Lease); and any non-proprietary property manuals, files and records applicable to or useful in connection with the continued operation, leasing and maintenance of the Property.
(b)
Seller’s obligation to assign, transfer and convey the Properties is subject to the satisfaction of the following conditions prior to, or concurrently with, the Closing, any or all of which may be expressly waived by Seller, in writing, at its sole option:
(i)
all representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date, except that (x) to the extent any representations and warranties expressly relate to a specific calendar date then they shall be true and correct in all material respects on and as of such specified date, and (y) to the extent that any such representations and warranties are subject to materiality qualifiers, such representations and warranties shall be true and correct in all respects as of the Closing Date;
(ii)
Buyer shall have delivered all of the documents and other items required pursuant to Section 7(b) and shall have performed all other covenants, undertakings and obligations to be performed by Buyer at or prior to the Closing; and
(iii)
the Title Company shall have received the Purchase Price in immediately available funds.
7.
Closing Deliveries.
(a)
At the Closing, Seller shall deliver or cause to be delivered to Buyer the following (collectively, the “Seller Closing Documents”):
(i)
With respect to each Property, an original executed Deed executed by Seller;
(ii)
With respect to each Property, an original executed assignment and bill of sale, in substantially the form attached hereto as Exhibit B, executed by Seller, transferring to Buyer the Fixed Equipment and Intangible Property;

(iii)
An original Certification of Non-Foreign Status, in form and substance reasonably satisfactory to Buyer, executed by Seller;

(iv)
Originals or counterpart copies of four (4) Unitary Net Lease Agreements, each substantially in the form attached hereto as Exhibit C, executed by the Tenant and dated as of the Closing Date (collectively, the “Leases” and each, individually, a “Lease”). There shall be a separate Lease for each of the four (4) states in which the Properties are located, as indicated on Exhibit A, and the Premises under each Lease shall consist of all designated Properties located within that state. [***];

(v)
All insurance certificates required under the Leases;

(vi)
With respect to each Lease, an original or counterpart copy of a Continuing Guaranty in substantially the form attached hereto as Exhibit D, executed by Guarantor;

(vii)
An original Bring Down Certificate, and an original of a certificate of the secretary or other executive officer of Seller, in form and substance reasonably satisfactory to Buyer, attaching and certifying to be true and complete as of the Closing Date (i) all resolutions of the Managers and/or

Members of Seller authorizing the execution and delivery of this Agreement and the performance by Seller of the transactions contemplated hereby, (ii) a copy of the Certificate of Formation of Seller, certified not more than 30 days prior to the Closing Date by the Secretary of State of the state of Seller’s formation, and (iv) a Certificate of Good Standing issued not more than 30 days prior to the Closing Date by the Secretary of State of the state of Seller’s formation;

(viii)
To the extent in Seller’s possession or control, original versions of the Environmental Reports, existing surveys, property condition assessments, zoning reports and other records related to the Property; and

(ix)
Such other affidavits, documents and certificates as may be reasonably required by the Title Company in order to effectuate the transactions contemplated hereby.

(b)
At the Closing for a Property, Buyer shall deliver to Seller the following for such Property (collectively, the “Buyer Closing Documents”):
(i)
An original or counterpart of the Lease, executed by Buyer;
(ii)
An original Certification of Non-Foreign Status, in form and substance reasonably satisfactory to Seller, executed by Buyer; and
(iii)
Such other affidavits, documents and certificates as may be customarily and reasonably required by the Title Company in order to effectuate the transactions contemplated hereby.
8.
Payment of Purchase Price. At the Closing, Buyer shall pay, or cause to be paid, the Purchase Price by federal wire transfer of immediately available funds to an account or accounts designated in writing by Seller.
9.
Remedies for Seller’s Breach.
(a)
Remedies for Seller’s Non-Willful Breach. If for any reason other than a Willful Breach (as defined in Section 9(b) of this Agreement), Seller shall be unable to assign, transfer and convey the Properties to Buyer as herein stipulated on the Closing Date, or to deliver the Seller Closing Documents to Buyer on the Closing Date, Buyer may, as its sole remedy therefor, either:
(i)
terminate Buyer’s obligation hereunder to purchase the Properties, in which event no party shall have any further rights, duties or obligations hereunder, except that Buyer shall have the right to recover its actual out-of-pocket third-party costs and expenses directly associated with the transactions contemplated by this Agreement, including reasonable legal fees and Buyer’s review and inspection of the Properties, but not to exceed [***] in the aggregate for each Property; or

(ii)
accept such title or such other performance as Seller can deliver pursuant hereto and pay therefor the Purchase Price without deduction or credit, in which case Seller shall assign, transfer and convey the Properties to Buyer.
(b)
Remedies for Seller’s Willful Breach. In the event of a Willful Breach by Seller at or prior to Closing, Buyer may, as its sole remedy therefor, either:
i.
terminate Buyer’s obligation hereunder to purchase the Properties, in which event no party shall have any further rights, duties or obligations hereunder, except that Buyer shall have the right to recover from Seller [***], which sum (the “Liquidated Damages Amount”) shall be retained by Buyer as full liquidated damages, and as full compensation for its injuries and not as a penalty, and shall be Buyer’s sole and exclusive remedy at law or equity for Seller’s breach of Seller’s obligation to sell the Properties. The parties acknowledge that, if Seller fails to fulfill Seller’s agreements hereunder, it would be impossible to compute exactly Buyer’s damages. Buyer and Seller have taken these facts into account in setting the Liquidated Damages Amount and agree that it is a reasonable pre-estimate of Buyer’s probable loss and such sum represents full liquidated damages and not any penalty against Seller; or
ii.
pursue specific performance of this Agreement against Seller; provided, however, that if specific performance is either unavailable as a remedy or would not serve to restore Buyer to its position prior to Seller’s breach, then, in lieu thereof, Buyer shall be entitled to terminate this Agreement and recover from the Seller actual damages in an amount not to exceed the Purchase Price. In no event shall Buyer be entitled to recover consequential, special, incidental or punitive damages.
iii.
A “Willful Breach” by Seller for purposes of this Section 9(b) is (A) the execution of a contract for sale or option contract for sale of the Properties to any other party prior to the Closing (unless Buyer or Seller have rightfully terminated this Agreement or Buyer has breached its obligations hereunder), (B) the willful or intentional failure or refusal by Seller to timely perform any of its obligations, or the willful or intentional breach by Seller of any of its covenants, under this Agreement or Seller’s willful and intentional refusal to deliver its Seller Closing Documents, or (C) a material misrepresentation by Seller pursuant to Section 15.
10.
Remedies for Buyer’s Breach. If Buyer fails to deliver the Buyer Closing Documents at the time of Closing or to pay the Purchase Price at the Closing, Seller may terminate this Agreement, in which event no party shall have any further rights, duties or obligations hereunder, except that Seller shall have the right to recover from Buyer, in the aggregate, the Liquidated Damages Amount, which amount shall be retained by Seller as full liquidated damages, and as full compensation for their injuries and not as a penalty, and shall be Seller’s sole and exclusive remedy at law or equity for Buyer’s breach of its obligation to purchase the Properties. The parties acknowledge that, if Buyer fails to fulfill its agreements hereunder, it would be impossible to compute exactly Seller’s damages. Buyer and Seller have taken these facts into account in setting the Liquidated Damages Amount and agree that it is a reasonable pre-estimate of Seller’s probable loss and such sum represents full liquidated damages and not any penalty against Buyer.
11.
Condition of Premises. BUYER ACKNOWLEDGES THAT THE ACQUISITION OF THE PROPERTIES BY BUYER IS ON A STRICTLY “AS IS” BASIS, WITHOUT REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER, AND WITHOUT RECOURSE TO SELLER, ALL EXCEPT AS EXPRESSLY SET FORTH HEREIN.
12.
Damage, Destruction, or Condemnation. If prior to Closing there occurs with respect to any of the Properties any damage or destruction resulting from fire or other casualty or any taking under power of eminent domain occurs, then the following procedures shall apply:
(a)
If the effect of such casualty or taking reduces the value of such Property by five percent (5%) or more, then within ten (10) days after receiving Seller’s notice of such casualty or taking (“Seller’s Notice”), Buyer may, at Buyer’s option and by written notice to Seller delivered within ten (10) Business Days following the date Seller’s Notice was given, (i) terminate Buyer’s obligation hereunder to purchase such Property and proceed to Closing with respect to the remaining Properties, in which event the aggregate purchase price payable by Buyer at Closing will be reduced by the Allocation Amount for the affected Property, or (ii) accept such title or such other performance as Seller can deliver pursuant hereto and pay therefor the Purchase Price without deduction or credit, except that Seller will assign and transfer to Buyer the proceeds of any insurance policies payable to Seller in respect of the subject casualty, or all of Seller’s rights and interest in and to any condemnation award. If Buyer does not give such written notice within the ten (10) Business Day response period, then Buyer will be deemed to have elected to proceed under clause (ii) of this paragraph.
(b)
If the effect of such casualty or taking reduces the value of the Property by less than five percent (5%), then Buyer shall close this transaction at the Purchase Price described in this Agreement, and Seller will assign and transfer to Buyer the proceeds of any insurance policies payable to the Seller in respect of the subject casualty, or all of Seller’s rights and interest in and to any condemnation award.
13.
Brokerage. Seller and Buyer each represents that it has dealt with no broker in connection with this Agreement. Seller and Buyer each agrees to indemnify and hold the other person harmless from and against any claim, liability, loss, cost, damage or expense, including court costs and attorneys’ fees, resulting from a breach of its representations in this Section 13. The provisions of this Section shall survive the Closing.
14.
Due Diligence Documents: Within ten (10) Business Days following execution of this Agreement by both parties, Seller will provide to Buyer true and complete copies of all of (i) the financial statements of Guarantor for the last two fiscal years, (ii) all environmental reports related to the Property in the control or possession of Seller, including, without limitation, the reports listed on Exhibit E (the “Environmental Reports”), (iii) all existing surveys and zoning reports in the control or possession of Seller, (iv) a copy of the most recent commitment for title insurance or owner policy of title insurance pertaining to the Property and all underlying title exception documents in the control or possession of Seller, and (v) the other due diligence materials reasonably requested by Buyer and in the control or possession of Seller (together with the Title Documentation [as defined below] for such Property, the “Due Diligence Documents”).
15.
Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:
(a)
Documents. Each document provided, or to be provided, by Seller pursuant to Section 14 is a true and complete copy of such document.
(b)
Existence and Authority: Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into, and perform its obligations under, this Agreement and any other documents contemplated by this Agreement, including, without limitation, conveying the Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary limited liability company action, (ii) do not require any governmental or other consent, and (iii) will not result in the breach of any material agreement, indenture or other instrument to which Seller is a party or is otherwise bound. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.
(c)
No Other Claims: Seller has not assigned, pledged or transferred the Property, and no other person or other entity has any right or option to acquire the Property.
(d)
No Pending Actions: There are no pending suits, actions, arbitrations, claims or proceedings, at law or in equity, against Seller, and Seller does not have knowledge of any pending or threatened suits, actions, arbitrations claims or proceedings, at law or in equity, affecting any Property. Seller does not have knowledge of the existence of any material violation or alleged violation of any rule, regulation, ordinance, law or similar matter that applies to any Property.
(e)
No Condemnation: Seller does not have knowledge of any threatened condemnation or taking with respect to any Property or any part thereof, [***].
(f)
No Violations: Seller has not received written notice that, nor otherwise has knowledge that, the present use and operation of any Property is, in any material way, in violation of any applicable law.
(g)
No Brokerage: Except as provided in Section 13, there are no existing brokerage commission or similar agreements entered into by Seller to which Seller is bound or liable relating to the sale or leasing of all or any portion of the Properties.

(h)
Environmental: The Properties are in material compliance with all applicable federal, state and local environmental laws. All material approvals required to be obtained from governmental authorities for the conduct of the business currently being operated at the Property have been obtained and are in full force and effect. Seller has no knowledge of any actual or alleged release at the Property of any hazardous substances, hazardous materials, toxic substances, oil, or petroleum, except as set forth in the reports listed in Exhibit E. Seller has not received any material written notice, notification or demand from any governmental authority with respect to the Property pursuant to any environmental law.

If the Buyer, on the one hand, or Seller, on the other hand, obtains any knowledge of any matter prior to the Closing Date for a Property that would make any representation or warranty of Seller untrue or misleading in any material respect, then the party obtaining such knowledge shall promptly notify the other party of such matter in writing.

The representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of one (1) year from the Closing Date (the “Survival Period”). Seller shall not have any liability to Buyer for a breach of any representation or warranty unless written notice containing a description of such breach shall have been delivered to the Seller by Buyer prior to the expiration of the Survival Period.

16.
Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a)
Existence and Authority: Buyer is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to enter into, and perform its obligations under, this Agreement and any other documents contemplated by this Agreement, including, without limitation, acquiring the Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary action on the part of Buyer, (ii) do not require any governmental or other consent and (iii) will not result in the breach of any agreement, indenture or other instrument to which Buyer is a party or is otherwise bound. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.
(b)
Assignee of Buyer, Existence and Authority: In the event Buyer has elected to exercise its right to assign this Agreement pursuant to Section 24, Buyer represents and warrants that at the time of such assignment the assignee shall be duly organized, validly existing and in good standing under the laws of the state of its formation and at the time of such assignment will have all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

The representations and warranties of Buyer set forth in this Agreement shall survive the Closing for the Survival Period. Buyer shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of such breach shall have been given by Seller to Buyer prior to the expiration of the Survival Period.

17.
Buyer’s Due Diligence.
(a)
If Buyer notifies Seller in writing on or before 5:00 pm, Eastern Time, on the date (the “Initial Due Diligence Date”) which is forty-five (45) days following the latest to occur of (i) the date of receipt by Buyer of the Title Documentation, Surveys and Zoning Reports (as defined below) for the Properties, (ii) the date as of which Seller has provided to Buyer the documents listed in Section 14 for the Properties and (iii) the date Buyer has been granted full access to enter upon the Properties and inspect the physical condition of same, that Buyer desires to terminate this Agreement in its sole discretion for any reason or for no reason, this Agreement shall be void without recourse to, or any further obligation of, the parties hereto. If Buyer fails to so notify Seller on or before the Initial Due Diligence Date, Buyer’s right under this subsection (a) to terminate this Agreement shall be deemed waived.
(b)
Buyer or its agents or representatives shall have the right to enter upon the Properties at reasonable times and with reasonable advance notice (which shall not be less than two (2) Business Days’ prior notice) to Seller to investigate the Properties and perform any tests and inspections, including but not limited to subsurface geotechnical and environmental investigations, as Buyer shall deem necessary. Buyer hereby indemnifies Seller against, and holds Seller harmless from, all damages, losses, claims, liabilities, costs and expenses that Seller may incur as a result of Buyer’s or any of its agent’s or representative’s actions or inactions in connection with any such investigation, including as a result of any damage to the Properties or any part thereof.
(c)
As promptly as practicable after the Effective Date and Buyer’s receipt of the materials to be delivered by Seller pursuant to Section 14, (i) Buyer shall order from the Title Company a preliminary commitment for title insurance for each Property (collectively, the “Preliminary Commitments”), together with complete and legible (to the extent available) copies of all exceptions and encumbrances noted thereon (collectively with the Preliminary Commitments, the “Title Documentation”), (ii) Buyer shall order a current survey of each Property (collectively, the “Surveys”) prepared by a land surveyor licensed by the state in which the Property is located, which Survey shall: (1) be certified to Buyer, its successors and assigns, and the Title Company and, (2) be prepared in accordance with the survey standards adopted by ALTA/NSPS in 2026 (including “Table A” items reasonably requested by Buyer), and (iii) Buyer shall order a third party zoning report for each Property (the “Zoning Reports”). Buyer shall have until the Due Diligence Date (the “Title Objection Date”) to advise Seller in writing (“Title Objection Notice”) of any encumbrances, restrictions, easements or other matters in the Preliminary Commitments, Surveys, and/or Zoning Reports (collectively “Exceptions”) to which Buyer objects. All Exceptions to which Buyer does not object in the Title Objection Notice shall be deemed Permitted Exceptions accepted by Buyer.

(d)
Within five (5) Business Days of Seller’s receipt of Buyer’s Title Objection Notice (the “Seller’s Response Period”), Seller may advise Buyer in writing: (i) which of such Exceptions Seller will remove at or prior to Closing, and (ii) which of such Exceptions will not be removed by Seller. The failure of Seller to respond prior to 5:00 P.M. Eastern Time on the last day of the Seller’s Response Period shall be deemed to be Seller’s election not to remove all Exceptions. Notwithstanding anything herein to the contrary, Seller shall cause all financing, mortgages, deeds of trust, and monetary liens (including liens for delinquent taxes and mechanics’ and judgment liens properly charged to Seller) affecting any Property and all indebtedness secured thereby (the “Existing Liens”) to be released, and discharged of record on the Closing Date, so that Buyer shall take title to the Properties free of the same. All costs related to the discharge of the Existing Liens at any of the Properties shall be borne by the Seller.
(e)
In the event Seller has not agreed, prior to the expiration of Seller’s Response Period, to remove all Exceptions objected to by Buyer in the Title Objection Notice Buyer may, by written notice to Seller within five (5) Business Days after the last day of Seller’s Response Period, terminate this Agreement, after which no party shall have any further liability to the others under this Agreement with respect to any of the Properties, except for those obligations which expressly survive Closing or any termination hereof. If Buyer does not so elect, Buyer shall be deemed to have waived its objections to the Exceptions affecting such excess Noncured Properties, and those Exceptions shall be deemed Permitted Exceptions accepted by Buyer.
18.
Notices. All notices required or permitted hereunder shall be in writing and shall be given (a) by registered or certified mail, postage prepaid, or (b) by a nationally recognized overnight delivery service which provides receipted delivery, (i) if to Seller, at [***], or such other address as Seller shall have last designated by written notice given as aforesaid to Buyer, with a copy to [***], and (ii) if to Buyer, at [***], or such other address as Buyer shall have last designated by written notice given as aforesaid to Seller, with a copy to [***]. Notices shall be deemed given upon receipt at the applicable address.
19.
Exhibits. The Exhibits attached to or referred to herein are incorporated by reference as if set forth in full herein.
20.
Closing Adjustments and Payment of Fees, Costs and Expenses.
(a)
All prorations and adjustments to be made as of the Closing Date shall be determined as of 12:01 a.m. on the Closing Date.
(b)
Recognizing that the Tenant shall be fully responsible under the Lease for such Property for all real estate taxes, personal property taxes and other taxes and assessments pertaining to the Property, and for all utilities and similar expenses associated therewith, there shall be no adjustments between Buyer and Seller at the Closing for such Property with respect to such items.

(c)
Except as otherwise set forth in this Agreement, (i) Buyer and Seller shall each pay the fees of its counsel retained in connection with the transactions contemplated hereby, and (ii) Buyer shall be responsible for all costs and expenses related to its due diligence, including any property inspections, environmental assessments, surveys and appraisals. Buyer shall be responsible for the premiums for the Owner’s Policies, including any endorsements to the Owner’s Policies requested by Buyer, and the Title Company’s escrow and closing fees, if any. Seller shall be solely responsible for all state and local transfer taxes payable in connection with the sale of the Properties hereunder.
21.
No Offer. The submission of a draft of this Agreement or a summary of some or all of its provisions does not constitute an offer to buy or to sell the Properties, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to the obligations hereunder unless and until this Agreement has been executed by both Buyer and Seller.

22.
Applicable Law; Modifications. This Agreement shall be governed by, and construed in accordance with, the internal laws of the state of South Carolina. This Agreement is not subject to any oral understandings, or written understandings not set forth herein, is binding upon and inures to the benefit of Seller and Buyer and their respective successors and permitted assigns, and may be amended only by a written instrument executed by both Seller and Buyer.
23.
Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart. Copies of original signatures sent by facsimile, portable document format (.pdf), or other electronic imaging means shall be deemed to be originals for all purposes of this Agreement.
24.
Assignment. Seller shall not assign this Agreement. Buyer may not assign this Agreement without Seller’s consent; provided, however, that Buyer may, without Seller’s prior consent: (a) assign this Agreement to a corporation or limited liability company controlled by or under common control with Buyer, and/or (b) assign its rights, but not obligations, in this Agreement to a qualified intermediary or exchange agent, in order that the transactions contemplated by this Agreement be part of a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (a “Like-Kind Exchange”).
25.
Confidential Information. Each of the parties hereto agrees to treat as confidential the existence of the transactions contemplated under this Agreement, as well as all information, whether written or oral, that has been, is, or may be furnished in connection with the transaction, but excluding any information in the public domain other than by reason of a breach by such party of its obligations set forth in this Section 25 (the “Confidential Information”), since any unauthorized disclosure of Confidential Information could have a material adverse impact on each party’s and its parent’s business. Notwithstanding the foregoing, each party may disclose such Confidential Information to its affiliates and its legal, tax, and accounting firms and such other representatives who reasonably need to know such information for the purpose of evaluating the transaction hereunder, including, without limitation, agents and advisors with respect to any Like-Kind Exchange, all of whom shall be informed by the disclosing party of the confidential nature of such information (collectively, the “Permitted Parties”). If the transaction is not consummated for any reason, each party agrees to destroy or return all Confidential Information furnished by any other party, any party’s parent, agents, employees, attorney and/or representatives and any copies thereof, including those provided to the Permitted Parties, provided that if a party has breached this Agreement, the remaining parties may utilize Confidential Information in connection with the enforcement hereof. Each party agrees to use the Confidential Information of the other parties hereto solely for purposes of evaluating and consummating the transaction hereunder, and for no other purpose whatsoever.
26.
Captions. The section headings appearing in this Agreement are for convenience and reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
27.
Legal, Accounting and Tax Advice. Without limiting the effect of the representations and warranties of either party, each party to this Agreement has obtained its own legal, accounting and tax advice, and has not relied upon the other party or other party’s advisors with respect to legal, accounting and/or tax matters related to the transaction evidenced by this Agreement.
28.
Completion of Forms. Whenever in this Agreement a document to be delivered at the Closing is described by reference to a form attached as an exhibit hereto, such documents shall be completed substantially in conformance with the referenced form attached as the Exhibit and completed in accordance with the terms of this Agreement.
29.
Covenants of Seller. From the date hereof up to and including the Closing Date for a Property, Seller covenants:
(a)
not to further encumber title to the Property, except with the prior written consent of Buyer;
(b)
not to offer for sale or solicit offers to purchase the Property;
(c)
to perform all of its obligations under the Due Diligence Documents to which Seller is a party; and
(d)
to advise Buyer as soon as practicable if Seller acquires knowledge of (i) any litigation, suit, arbitration, actions or administrative proceedings instigated or threatened against, or with respect to, the Property, (ii) any damage or destruction to any portion of the Property and any condemnation or taking with respect to any portion of the Property, (iii) any default with regard to the Due Diligence Documents to which Seller is a party, (iv) any material violation of applicable laws by Seller with respect to the Property and/or (v) any written notice from a governmental entity of a claim that the Property does not comply in all material respects with any law, ordinance, rule or regulation, including any environmental law.

30.
Indemnification by Seller. From and after Closing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys’ fees) which may at any time be asserted against or suffered by Buyer: (i) as a result of Seller’s ownership or operation of the any of the Properties prior to the Closing, in each case, regardless of when asserted, and without reference to the Survival Period, or (ii) subject to the Survival Period, as a result of or arising out of the breach or inaccuracy of Seller’s representations and warranties set forth in this Agreement.
31.
Indemnification by Buyer. From and after Closing, Buyer shall indemnify, defend and hold harmless Seller from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys’ fees) which may at any time be asserted against or suffered by Seller (i) as a result of or arising out of the breach or inaccuracy of Buyer’s representations and warranties set forth in this Agreement, or (ii) as a result of Buyer’s ownership or operation of any of the Properties at any time after the Closing other than any time during the term of the Lease.
32.
Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereto hereby agree to waive trial by jury in connection with any proceedings related to this Agreement or the transactions contemplated hereby.
33.
Legal Fees. If either Buyer or Seller brings any action or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys’ fees incurred in enforcing, perfecting and executing such judgment.
34.
Integration; No Oral Agreements. This Agreement, the Seller Closing Documents and the Buyer Closing Documents embody the entire agreement and understanding between Buyer and Seller with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Buyer and Seller with respect to the subject matter thereof. This Agreement, the Seller Closing Documents and the Buyer Closing Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Buyer and Seller or any course of prior dealings. There are no unwritten oral agreements between the parties.
35.
Section 1031 Exchange. Seller and/or Buyer, at any time prior to the Closing Date, may elect to effect a simultaneous or non-simultaneous Like-Kind Exchange. Buyer and Seller expressly agree to cooperate with each other in connection with any such exchange in any manner that shall not impose any additional cost or liability upon the other party or parties, including without limitation by executing any and all documents, including escrow instructions or agreements consenting to the assignment of Seller’s and/or Buyer’s rights and obligations hereunder to an exchange entity, which may be necessary to carry out such an exchange; provided, however, that any election by Seller or Buyer to effect such an exchange shall not delay the Closing Date or result in any release of Seller or Buyer of its obligations under this Agreement.
36.
Outside Closing Date. If any of the conditions to a party’s obligations to close, as set forth in Section 6 hereof, have not been satisfied (or waived in writing by such party) on or prior to October 31, 2026, then either Buyer or Seller (provided such party is not in breach of its obligations under this Agreement) may terminate this Agreement by written notice to the other, and no party will have any further rights or obligations under this Agreement other than those that expressly survive the termination of this Agreement. Nothing herein shall affect a party’s right to the enforcement of any of the remedies available to it pursuant to Section 9 or Section 10 hereof, as applicable, on account of a breach by the other party hereto of any of such other party’s obligations under this Agreement.
37.
[***].
(a)
[***]
(b)
[***]
(c)
[***]
(d)
[***]
(e)
[***]
(i)
[***]
(ii)
[***]
(iii)
[***]
(f)
[***]
(i)
[***]
(ii)
[***]
(g)
[***]
(i)
[***]

A. [***]

B. [***]

C. [***]

D. [***]

(ii)
[***]
(h)
[***].
(i)
[***].

[Signature Page Follows]

Executed as an instrument under seal as of the date first set forth above.

SELLER: REFUEL OPERATING COMPANY, LLC,

a Delaware limited liability company

By: /s/ Travis M. Smith

Name: Travis M. Smith

Title: Co-Chief Executive Officer

BLUE HORSESHOE 2, LLC,

a South Carolina limited liability company

By: /s/ Travis M. Smith

Name: Travis M. Smith

Title: Co-Chief Executive Officer

BUYER: GETTY LEASING, INC.

a Delaware limited liability company

By: /s/ Robert (RJ) Ryan

Name: Robert (RJ) Ryan

Title: Chief Investment Officer

Ex. G-1